AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1994.

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           TECH-SYM CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                                       74-1509818
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                                                    J. RANKIN TIPPINS
  10500 WESTOFFICE DRIVE, SUITE 200           10500 WESTOFFICE DRIVE, SUITE 200
     HOUSTON, TEXAS  77042-5391                   HOUSTON, TEXAS 77042-5391
          (713) 785-7790                                (713) 785-7790
  (ADDRESS, INCLUDING ZIP CODE, AND          (NAME, ADDRESS, INCLUDING ZIP CODE,
TELEPHONE NUMBER, INCLUDING AREA CODE, OF      AND TELEPHONE NUMBER, INCLUDING
REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)      AREA CODE, OF AGENT FOR SERVICE)

                                COPIES TO:

                              THOMAS P. MASON
                          ANDREWS & KURTH L.L.P.
                         4200 TEXAS COMMERCE TOWER
                           HOUSTON, TEXAS 77002

     Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


                   CALCULATION OF REGISTRATION FEE

                                        Proposed    Proposed
                                        maximum     maximum
 Title of each class        Amount      offering    aggregate    Amount of
 of securities to be        to be       price per   offering    registration
 to be registered         registered      unit*       price         fee
- --------------------      ----------    ---------   ---------   ------------
Common Stock, par       40,000 shares     $24.19    $967,600        $334
  value $.10 per share

* Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices as reported by the New York Stock Exchange on November 18, 1994.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 18, 1994

PROSPECTUS
                               40,000 SHARES

                           TECH-SYM CORPORATION

                               COMMON STOCK

      All of the shares of Common Stock offered hereby are being sold by certain stockholders (the "Selling Stockholders") of the Company. See "Selling Stockholders." The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

      The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "TSY." On November 17, 1994, the closing price for the Common Stock as reported by the NYSE was $24.125 per share. The shares of Common Stock offered hereby may be sold from time to time in ordinary brokerage transactions on the NYSE or in privately negotiated transactions, through agents or directly to one or more purchasers, at the prevailing market price, at prices related to such prevailing market prices, at fixed prices which may be changed or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares of Common Stock offered hereby to or through agents, underwriters or broker-dealers, and such persons may require compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchaser of such shares of Common Stock. See "Plan of Distribution."

      All expenses of registration incurred in connection with the shares of Common Stock offered hereby will be paid by the Company. All selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS NOVEMBER 18, 1994.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement", which term encompasses all amendments, exhibits, annexes and schedules thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement and the exhibits thereto, reference is hereby made to the exhibit for a more complete description of the matter involved, and each statement made herein shall be deemed qualified in its entirety by such reference. See "Documents Incorporated by Reference."

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files periodic reports, proxy and information statements and other information with the Commission. The Registration Statement filed by the Company with the Commission, as well as such reports, proxy and information statements and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and the Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material, when filed, may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock is traded on the New York Stock Exchange and such reports, proxy and information statements and other information concerning the Company are available at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

                    DOCUMENTS INCORPORATED BY REFERENCE

      The following documents or portions thereof filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

      (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1993;

      (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (the "1994 First Quarter Form 10-Q");

      (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (the "1994 Second Quarter Form 10-Q");

      (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 (the "1994 Third Quarter Form 10-Q"); and

       (v) the Company's Proxy Statement dated March 30, 1994, relating to the solicitation of proxies in connection with the Company's 1994 Annual Meeting of Stockholders.

      In addition, all reports and definitive proxy statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated hereby by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into documents that this Prospectus incorporates). Written or telephone requests should be directed to the Secretary of the Company at Tech-Sym Corporation, 10500 Westoffice Drive, Suite 200, Houston, Texas 77042-5391, telephone (713) 785-7790.

                                THE COMPANY

      Tech-Sym Corporation is a diversified electronics manufacturing company primarily involved in the design, development and manufacture of products used in defense, petroleum exploration, radio broadcasting, meteorology, environmental instrumentation, radio and telephone communication, air traffic control and space. The Company operates through seven principal subsidiaries from its headquarters in Houston, Texas. Products are marketed independently through each of the Company's operating subsidiaries.

      Syntron, Inc., located in Houston, Texas, with subsidiaries in England and Singapore, designs, manufactures and repairs data acquisition and control systems used in the exploration and production of oil and gas. It also makes products which control the depth and measure the direction and location of each segment of seismic towed arrays. Syntron's primary customers are companies throughout the world which are engaged in the offshore exploration for hydrocarbons, including independent oil companies, national oil companies and service companies.

      Metric Systems Corporation in Fort Walton Beach, Florida, and Sumter, South Carolina, designs and manufactures a variety of electronic systems for industrial customers and for domestic and foreign government agencies. Metric Systems' products include systems for training military pilots and crews; cargo handling and aerial delivery systems; and electronic control, monitoring and power distribution systems for naval applications.

      Continental Electronics Corporation in Dallas, Texas, designs and manufactures high power radio frequency energy sources used for radio broadcasts, communications, radar systems and special applications. Continental's customers include the commercial radio broadcast industry, private and governmental agencies that operate radio stations, governmental agencies that engage in scientific research, industrial organizations whose applications include radio frequency heating and government defense agencies. Continental owns a majority equity interest in Continental - Lensa S.A. in Santiago, Chile, which designs, manufactures and sells solid state AM broadcast transmitters.

      TRAK Microwave Corporation in Tampa, Florida, with a subsidiary in Scotland, is an established supplier of active and passive electronic microwave components, microwave subsystems and precision timing equipment. TRAK's principal customers are domestic and foreign manufacturers of communications systems, defense electronics products, aircraft, missiles, satellites and navigation systems.

      Enterprise Electronics Corporation ("EEC") in Enterprise, Alabama, is a worldwide leader in weather radar technology. The meteorological systems it designs and manufactures detect, analyze and display information on weather patterns and events through the use of sophisticated Doppler radars and computer processing. These systems are a major element of population safety programs when dealing with natural disasters such as hurricanes, tornadoes and other severe weather events. They are also utilized extensively for airport weather safety analysis such as wind shear warning, agricultural weather prediction, hydrology and flood warning efforts. EEC's customers include meteorology departments of universities and governmental agencies, military organizations, television stations and other commercial organizations which sell weather data.

      Tecom Industries, Incorporated, in Chatsworth, California, designs and manufactures antennas and computer-controlled electromechanical positioners for wireless communication, navigation, surveillance and command control applications. Its customers are original equipment manufacturers and end users in both foreign and domestic markets.

      Anarad, Inc., in Santa Barbara, California, designs, manufactures and sells electronic equipment and computer software used by utilities, incinerators, and industrial plants to monitor emissions and to analyze and control industrial processes.

      The Company's corporate headquarters are located at 10500 Westoffice Drive, Suite 200, Houston, Texas 77042-5391, and its telephone number is
(713) 785-7790.
                              USE OF PROCEEDS

      The Selling Stockholders will receive all of the net proceeds from the sale of the shares of Common Stock offered hereby. The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby.

                          SELLING STOCKHOLDERS

   This Prospectus relates to the periodic offer and sale of up to 40,000 shares of Common Stock by the Selling Stockholders listed below. The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock beneficially owned by each of them as of October __, 1994, and the number of shares covered by this Prospectus.

                                                                               Amount to be Beneficially
                                                                                  Owned After Offering<F2>
                           Number of Shares                                   ----------------------------------
                           of Common Stock         Number of Shares of
                          Beneficially Owned       Common Stock Covered       Number of Shares
Selling Stockholders       Before Offering         by this Prospectus <F1>    of Common Stock        Percentage
- --------------------      ------------------       -----------------------    ----------------       ----------
Estate of Keith R. Beeman        10,000                9,000                     10,000               *
A. A. Gallotta, Jr.<F3>              --                5,000                         --               *
Christopher C. Kraft, Jr.<F3>       500                6,000                        500               *
Walter B. Putnam                    100               10,000                        100               *
Joal A. Teresko<F3>               1,500               10,000                      1,500               *

  *  less than one percent (1%).

<F1> All of such shares are shares to be received upon the exercise of stock options previously granted by the Company except for 600 shares held by Mr. Teresko that were received upon a previous exercise of stock options.

<F2> Assumes all shares covered by this Prospectus are sold.

<F3> Current director of the Company.

                          PLAN OF DISTRIBUTION

  The shares of Common Stock offered hereby may be sold from time to time in ordinary brokerage transactions on the NYSE or in privately negotiated transactions, through agents or directly to one or more purchasers, at the prevailing market price, at prices related to such prevailing market prices, at fixed prices which may be changed or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares of Common Stock offered hereby to or through agents, underwriters or broker-dealers, and such persons may require compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchaser of such shares of Common Stock.

                             LEGAL MATTERS

   The validity of the shares of Common Stock offered hereby is being passed upon for the Company by its General Counsel and Secretary,
J. Rankin Tippins.


                                EXPERTS

   The financial statements and schedules incorporated by reference herein, to the extent and for the periods indicated in their reports, have been audited by Price Waterhouse LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


    SEC registration fee                $     334
   *Printing and engraving fees         $     500
   *Accounting fees                     $     500
   *Legal fees                          $   3,000
   *Blue Sky fees and expenses          $      --
   *Miscellaneous                       $     166
                                        ---------
  **TOTAL                               $   4,500
                                        =========
*   Estimated.
**  All of the above expenses are to be borne by the Company.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 78.751 of the Nevada Business Corporation Act provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Further, such Act provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Article VIII of the Company's Bylaws provides, in general, that the Company shall indemnify its officers and directors to the fullest extent permissible under Nevada law.

        The Company provides liability insurance for each director or officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.


ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)   Exhibits

         The following documents are included as Exhibits to this Registration Statement. An asterisk (*) before an Exhibit number denotes that such Exhibit has been incorporated by reference to the registration statement or report specified in the brackets thereafter.

           *3(a) Articles of Incorporation of Registrant, as amended [Registrant's 10-K (1989), SEC File No. 1-4371, Exhibit 3(a)]

           *3(b)    By-Laws of Registrant, as amended [Registrant's 10-K
                    (1993), SEC File No. 1-4371, Exhibit 3(b)]

           *4(a) Amended and Restated Rights Agreement dated as of June 1, 1988, between the Registrant and Continental Stock Transfer and Trust Company, as rights agent, relating to Common Stock Purchase Rights [Registrant's 10-K
                    (1993), SEC File No. 1-4371, Exhibit 4(a)]

           *4(b) Note Agreement dated as of March 1, 1989, between the Registrant and Principal Mutual Life Insurance Company et al with respect to $20,000,000 principal amount of 10.28% Senior Notes due March 1, 2001 (excluding attachments) [Registrant's 10-K (1988), SEC File
                    No. 1-4371, Exhibit 4(b)]

           *4(c) 10.28% Note dated March 14, 1989, of Registrant due March 1, 2001 in the principal amount of $12 million and issued to Principal Mutual Life Insurance Company [Registrant's 10-K (1988), SEC File No. 1-4371, Exhibit 4(c)]

           *4(d) 10.28% Note dated March 14, 1989, of Registrant due March 1, 2001 in the principal amount of $5 million and issued to Crown Life Insurance Company [Registrant's 10-K (1988), SEC File No. 1-4371, Exhibit 4(d)]

           *4(e) 10.28% Note dated March 14, 1989, of Registrant due March 1, 2001 in the principal amount of $2 million and issued to Guarantee Mutual Life Company ]Registrant's 10-K (1988), SEC File No. 1-4371, Exhibit 4(e)]

           *4(f) 10.28% Note dated March 14, 1989, of Registrant due March 1, 2001 in the principal amount of $1,000,000 and issued to Security Mutual Life Insurance Company [Registrant's 10-K (1988), SEC File No. 1-4371, Exhibit 4(f)]

            5(a)    Opinion of J. Rankin Tippins, General Counsel and
                    Secretary, as to the validity of the shares of Common Stock.

          *10(a) 1980 Stock Option Plan of Registrant [Registration Statement No. 2-68084, Exhibit 1.1]

          *10(b) First Amendment to 1980 Stock Option Plan of Registrant dated February 23, 1982 [Registration Statement No. 2-77742, Exhibit 10(b)]

          *10(c)    Second Amendment to 1980 Stock Option Plan of
                    Registrant dated February 17, 1983 [Registration Statement No. 2-87064, Exhibit 10(c)]

          *10(d) 1990 Stock Option Plan of Registrant [Registration Statement No. 33-38208, Exhibit 28.1]

          *10(e) 1990 Stock Option Plan, as amended, effective February 21, 1991 [Registrant's 10-K (1991) SEC File No. 1-4371,
                    Exhibit 10(e)]

          *10(f) Written description of incentive bonus compensation plan effective February 20, 1992 [Registrant's 10-K
                    (1991) SEC File No. 1-4371, Exhibit 10(f)]

          *10(g) Deferred Compensation Agreement dated January 1, 1978, between the Registrant and Robert E. Moore with attached Amendments through January 1, 1991
                    [Registrant's 10-K (1990) SEC File No. 1-4371, Exhibit
                    10(g)]

          *10(h) Consulting Agreement dated January 1, 1981, between TRAK Microwave Corporation and Rollin J. Sloan [Registration Statement No. 2-87064, Exhibit 10(p)]

          *10(i) First Amendment to Consulting Agreement dated January 1, 1984, between TRAK Microwave Corporation and Rollin
                    J. Sloan [Registrant's 10-K (1983), SEC File No. 1-4371, Exhibit 10(t)]

          *10(j) Second Amendment to Consulting Agreement dated January 1, 1986, between TRAK Microwave Corporation and Rollin
                    J. Sloan [Registrant's 10-K (1985), SEC File No. 1-4371, Exhibit 10(cc)]

          *10(k) Third Amendment to Consulting Agreement dated December 10, 1987, between Registrant and Rollin J. Sloan [Registrant's 10-K (1987), SEC File No. 1-4371, Exhibit 10(cc)]

          *10(l) Consulting Agreement dated January 1, 1988, between Registrant and Robert E. Moore [Registrant's 10-K
                    (1987), SEC File No. 1-4371, Exhibit 1-0(dd)]

          *10(m) Form of Director's Stock Option Agreement dated February 20, 1986, entered into between Registrant and Keith R. Beeman (4,000 shares), Christopher C. Kraft, Jr. (1,000 shares), Walter B. Putnam (10,000 shares), and Joal A. Teresko (5,000 shares) [Registrant's 10-K
                    (1986), SEC File No. 1-4371, Exhibit 10(kk)]

          *10(n) Form of Director's Stock Option Agreement dated as of December 10, 1987, entered into between Registrant and Keith R. Beeman (5,000 shares), A. A. Gallotta, Jr. (5,000 shares), Christopher C. Kraft, Jr. (5,000 shares), and Joal A. Teresko (5,000 shares) [Registrant's 10-K (1988), SEC File No. 1-4371, Exhibit 10(ii)]

          *10(o) Termination Agreement dated May 1, 1991, between the Registrant and Wendell W. Gamel [Registrant's 10-K
                    (1991) SEC File No. 1-4371, Exhibit 10(p)]

          *10(p) Termination Agreement dated May 1, 1991, between the Registrant and Coy J. Scribner [Registrant's 10- K
                    (1991) SEC File No. 1-4371, Exhibit 10(q)]

          *10(q) Termination Agreement dated May 1, 1991, between the Registrant and Ray F. Thompson [Registrant's 10- K
                    (1991) SEC File No. 1-4371, Exhibit 10(r)]

         * 10(r) Termination Agreement dated May 1, 1991, between the Registrant and Richard F. Miles [Registrant's 10-K
                    (1991) SEC File No. 1-4371, Exhibit 10(s)]

           10(s) First Amendment to Termination Agreement dated April 26, 1994 between the Registrant and Richard F. Miles.

          *10(t) Termination Agreement dated May 1, 1991, between the Registrant and J. Rankin Tippins [Registrant's 10-K
                    (1991) SEC File No. 1-4371, Exhibit 10(t)]

          *10(u) Termination Agreement dated May 1, 1991, between the Registrant and O. Dale Burris [Registrant's 10- K
                    (1991) SEC File No. 1-4371, Exhibit 10(u)]

          *10(v) Termination Agreement dated May 1, 1991, between the Registrant and Robert M. McDonald [Registrant's 10-K
                    (1991) SEC File No. 1-4371, Exhibit 10(v)]

          *10(w) Trust Agreement dated June 11, 1991 between the Registrant and Texas Commerce Bank National Association [Registrant's 10-K (1991) SEC File No. 1-4371, Exhibit 10(w)]

          *10(x) First Amendment dated June 1, 1992, to Trust Agreement dated June 11, 1991, between the Registrant and Texas Commerce Bank National Association [Registrant's 10-K
                    (1992) SEC File No. 1- 4371, Exhibit 10(x)]

          *10(y) Nonemployee Director Retirement Plan of the Registrant effective January 1, 1992 [Registrant's 10-K (1991) SEC File No. 1-4371, Exhibit 10(x)]

          *10(z) Executive Retirement Agreement dated May 1, 1991, between the Registrant and Wendell W. Gamel
                    [Registrant's 10-K (1991) SEC File No. 1-4371, Exhibit
                    10(y)]

          *10(aa) Executive Retirement Agreement dated May 1, 1991, between the Registrant and Coy J. Scribner
                    [Registrant's 10-K (1991) SEC File No. 1- 4371, Exhibit
                    10(z)]

          *10(bb) Executive Retirement Agreement dated May 1, 1991, between the Registrant and Ray F. Thompson
                    [Registrant's 10-K (1991) SEC File No. 1- 4371, Exhibit 10(aa)]

          *10(cc) Executive Retirement Agreement dated May 1, 1991, between the Registrant and O. Dale Burris [Registrant's 10-K (1991) SEC File No. 1-4371, Exhibit 10(bb)]

          *10(dd) Executive Retirement Agreement dated July 1, 1991, between the Registrant and J. Rankin Tippins
                    [Registrant's 10-K (1991) SEC File No. 1- 4371, Exhibit 10(cc)]

           10(ee) Executive Retirement Agreement dated April 26, 1994, between the Registrant and Richard F. Miles.

           23(a) Consent of J. Rankin Tippins, General Counsel and Secretary (included in Exhibit 5(a)).

           23(b) Consent of Price Waterhouse LLP, independent accountants, to the incorporation by reference in the Prospectus constituting part of this Registration Statement of their report dated February 24, 1994, appearing on Page 36 of the 1993 Annual Report to Shareholders which is incorporated in the Annual Report on Form 10-K for the year ended December 31, 1993, and of their report dated February 24, 1994, on the Financial Statement Schedules appearing on Page S-2 of such Annual Report on Form
                    10-K

          24(a) Powers of Attorney (included on page II of this Registration Statement).

ITEM 17.   UNDERTAKINGS.

           The  undersigned registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)    To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the such Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person thereof in connection with the securities being registered (and the Securities and Exchange Commission is still of the same opinion), the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 18, 1994.

                                          Tech-Sym Corporation


                                          By: /s/  WENDELL W. GAMEL
                                                   Wendell W. Gamel
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, THAT EACH OF THE UNDERSIGNED OFFICERS AND DIRECTORS OF TECH-SYM CORPORATION (THE "COMPANY") HEREBY CONSTITUTES AND APPOINTS WENDELL W. GAMEL AND J. RANKIN TIPPINS, OR ANY OF THEM (WITH FULL POWER TO EACH OF THEM TO ACT ALONE), HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION, FOR HIM AND ON HIS BEHALF AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN, EXECUTE AND FILE THIS REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OR ALL AMENDMENTS (INCLUDING, WITHOUT LIMITATION, POST-EFFECTIVE AMENDMENTS), WITH ALL EXHIBITS AND ANY AND ALL DOCUMENTS REQUIRED TO BE FILED WITH RESPECT THERETO, WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY REGULATORY AUTHORITY, GRANTING UNTO SUCH ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES IN ORDER TO EFFECTUATE THE SAME, AS FULLY TO ALL INTENTS AND PURPOSES AS HE HIMSELF MIGHT OR COULD DO IF PERSONALLY PRESENT, HEREBY RATIFYING AND CONFIRMING ALL THAT SUCH ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on November 18, 1994.

Signature                                 Title

/s/ WENDELL W. GAMEL                  Chairman of the Board,
    Wendell W. Gamel                  President and Chief Executive Officer
                                      (Principal Executive Officer)

/s/ RAY F. THOMPSON                   Vice President, Treasurer
    Ray F. Thompson                   and Chief Financial Officer
                                      (Principal Financial Officer
                                      and Principal Accounting Officer)

/s/ W. L. CREECH                      Director
    W. L. Creech

/s/ A. A. GALLOTTA, JR.               Director
    A. A. Gallotta, Jr.

/s/ CHRISTOPHER C. KRAFT, JR.         Director
    Christopher C. Kraft, Jr.

/s/ ROBERT E. MOORE                   Director
    Robert E. Moore

/s/ COY J. SCRIBNER                   Director
    Coy J. Scribner

/s/ ROLLIN J. SLOAN                   Director
    Rollin J. Sloan

/s/ JOAL A. TERESKO                   Director
    Joal A. Teresko

/s/ CHARLES K. WATT                   Director
    Charles K. Watt